UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2016

CORINDUS VASCULAR ROBOTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-37406	30-0687898
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

309 Waverley Oaks Rd., Suite 105
Waltham, MA 02452
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (508) 653-3335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 24, 2016, Corindus Vascular Robotics, Inc. (“Corindus” or the “Company”) announced that David Handler resigned from his positions as the Company’s President and Chief Executive Officer and a member of the Board of Directors (the “Board”), effective February 23, 2016, and that Mark J. Toland was appointed as the Company’s President and Chief Executive Officer and a member of the Board, which term will commence on March 7, 2016.

Mr. Toland, 46, brings more than 20 years of operating experience in the cardiovascular medical device industry to Corindus. Mr. Toland joins Corindus from Boston Scientific, a global medical technology leader with a significant focus on cardiovascular solutions, where he most recently held the position of Senior Vice President, Corporate Accounts & Global Healthcare Solutions. Mr. Toland spent more than 18 years at Boston Scientific where he led large divisional and corporate teams responsible for U.S. commercial sales and operations across multiple cardiovascular business segments, including Interventional Cardiology, Peripheral, Structural Heart, and Electrophysiology. Since 2015, Mr. Toland has served as a member of the Scientific Advisory Board of The International Society of Cardiovascular Translational Research, a non-profit organization founded in 2007 with a goal to expedite scientific discovery to clinical application (patients).

Corindus entered into an Employment Agreement (the “Agreement”) with Mr. Toland with respect to his service as President and Chief Executive Officer. Pursuant to the Agreement, Mr. Toland will initially receive an annual base salary of $400,000 per year. In addition, Mr. Toland is eligible to receive an annual bonus payment of up to 50% (or a higher percentage if determined by the Board) of his annual base salary for the immediately preceding year, based on the achievement of performance objectives set by the Board.

Mr. Toland will also receive, pursuant to the Company’s 2014 Stock Award Plan, an initial equity package of nonqualified stock options equal to 6% of the outstanding shares of the Company’s capital stock on March 7, 2016 (the “Effective Date”). Such options shall have an exercise price equal to the closing stock price on such date and shall vest over a period of four years, with the first 25% vesting on the one year anniversary of the Effective Date and the balance vesting ratably monthly over the following three years. In addition, Mr. Toland shall receive six additional milestone-based nonqualified stock options for an aggregate amount equal to 1.5% of the outstanding shares of the Company’s capital stock on the Effective Date. One milestone-based option, representing an amount of shares equal to 0.25% of the outstanding shares of the Company’s capital stock on the Effective Date, shall vest upon Mr. Toland’s relocation to the Boston, Massachusetts area prior to December 31, 2016. The milestones for each other milestone-based option will be determined by the Board prior to December 31, 2016 in consultation with Mr. Toland. Each milestone-based option shall have an exercise price equal to the closing stock price on the date of grant and shall vest upon achievement of the applicable milestones. If the Board does not set milestones for the full amount of the milestone-based options by December 31, 2016, the options representing the balance of the 1.5% shall be granted to Mr. Toland on December 31, 2016 and shall have an exercise price equal to the closing stock price on such date and shall vest over a period of four years, with the first 25% vesting on the one year anniversary of the Effective Date and the balance vesting ratably monthly over the following three years.

If Mr. Toland’s employment is terminated by Corindus without cause, in the absence of a change in control, Corindus shall provide to Mr. Toland continued payment of his base salary for 12 months, payment of the monthly amount then being charged by Corindus for COBRA coverage with respect to Mr. Toland and his dependents for 12 months, and payment of the portion of his annual bonus for the year of termination accrued on Corindus’ books and records as of the end of the immediately preceding calendar quarter payable in equal installments for 12 months. In addition, if Mr. Toland is terminated by the Company without cause, all outstanding unvested options held by Mr. Toland shall be automatically forfeited and Mr. Toland shall have 90 days to exercise all vested options.

If Mr. Toland’s employment is terminated by Mr. Toland for good reason, in the absence of a change in control, Corindus shall provide to Mr. Toland continued payment of his base salary for 12 months, payment of the monthly amount then being charged by Corindus for COBRA coverage with respect to Mr. Toland and his dependents for 12 months, and payment of the portion of his annual bonus for the year of termination accrued on Corindus’ books and records as of the end of the immediately preceding calendar quarter payable in equal installments for 12 months. In addition, if Mr. Toland resigns for good reason, all outstanding unvested options held by Mr. Toland shall vest in full and Mr. Toland shall have 90 days to exercise all vested options.

If Mr. Toland’s employment is terminated by Corindus without cause or Mr. Toland resigns for good reason within 12 months following a change in control, Corindus shall provide to Mr. Toland continued payment of his base salary for 12 months, payment of the monthly amount then being charged by Corindus for COBRA coverage with respect to Mr. Toland and his dependents for 12 months, and payment of his target annual bonus for the year of termination payable in equal installments for 12 months. In addition, upon a change in control, 100% of Mr. Toland’s outstanding unvested stock options will automatically vest.

Either party may terminate the Agreement upon 30 days’ written notice and Corindus may terminate the Agreement without prior written notice for cause.

Mr. Toland has agreed not to engage in activities competitive with the Company or solicit the Company’s employees during his employment and for a period of 12 months thereafter. Mr. Toland will also be entitled to enter into the Company’s standard form of indemnification agreement.

The Company intends to enter into a separation agreement with Mr. Handler in connection with his departure, on terms consistent with his employment agreement with the Company.

The press release announcing Mr. Toland’s appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference and the Agreement is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 24, 2016 issued by Corindus Vascular Robotics, Inc.*

99.2	Employment Agreement dated February 23, 2016 by and between Mark Toland and Corindus Vascular Robotics, Inc.*

___________________

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 26, 2016	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David W. Long
	Name:	David W. Long
	Title:	Chief Financial Officer, Senior Vice President

Exhibit Index

Exhibit Number	Description

99.1	Press release dated February 24, 2016 issued by Corindus Vascular Robotics, Inc.*

99.2	Employment Agreement dated February 23, 2016 by and between Mark Toland and Corindus Vascular Robotics, Inc.*

___________________

*Filed herewith.